UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Consolidated-Tomoka Land Co.

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On April 24, 2009, Consolidated-Tomoka Land Co. began providing the following presentation to various advisory firms and investors in connection with the 2009 annual meeting.

Delivering peer-leading results During unprecedented times

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2009, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; trends the loss of any major income property tenants; and the availability of capital. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Important Additional Information

The Company has filed with the Securities and Exchange Commission (“SEC”) and mailed to its shareholders a definitive proxy statement dated April 8, 2009 in connection with the solicitation of proxies for its 2009 annual meeting of shareholders. Shareholders are strongly advised to read the Company's definitive proxy statement and the accompanying WHITE proxy card because they contain important information. Shareholders may obtain copies of the Company's definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2009 annual meeting of shareholders free of charge at the SEC’s website at www.sec.gov, on the Company's website at http://ctlc.com/2009_proxy.html or by writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida, 32120-0809. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, The Altman Group, toll-free at (866) 620-1450 or by email at pcasey@altmangroup.com. The Company, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2009 annual meeting of shareholders. Information concerning persons who may be considered participants in the solicitation of the Company's shareholders under the rules of the SEC is set forth in the Company's definitive proxy statement filed with the SEC on April 8, 2009 and its Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 12, 2009.

Business Overview

Consolidated-Tomoka Land Co. is a real estate operating company based in Daytona Beach, Florida, whose primary businesses include owned commercial properties leased to major retailers, agricultural operations on 10,700 acres of land on the west side of Daytona Beach. The Company obtains entitlements and then sells its agriculture land to end users using Section 1031 tax deferred treatment of its proceeds and also develops office and industrial buildings on its lands, as well as development and property leasing for oil and mineral exploration. The Company also operates two golf courses, a clubhouse facility, and food and beverage operations.

Overview

•	Established strategy has protected CTO and allowed it to outperform peers amidst current recession
•	Independent Board committed to long-term value
•	History of responsiveness to Wintergreen
– Added director in the past
– Included 2 nominees on 2009 slate
•	Wintergreen has no plan and few specific suggestions
– Past suggestions would have harmed shareholder value
•	Company nominees are strong and deserve support
Wintergreen is entitled to two…not five seats

Board Values Wintergreen Investment
Consolidated-Tomoka Activity	Outcome

April 2007: Board appoints Wintergreen candidate	Individual resigned after 11 months

October 2007: Board seeks to appoint second Wintergreen candidate	Individual could not serve due to his conflicts with Board meeting dates

November 2008: Board offers to fill vacancy with Wintergreen nominee and appoint one additional Wintergreen nominee	Wintergreen rejects proposed settlement agreement, making excessive and unreasonable demands

January 2009: Board nominates two Wintergreen nominees to expanded Board of 11	Wintergreen initiates proxy contest to gain 3 more seats, for a total of 5 seats on Board of 11

2008 – 2009: Company engages in extensive dialogue and provides tens of thousands of pages to Wintergreen	Wintergreen continues excessive and unreasonable demands for records and has filed suit over production of additional records

Tested & Proven Strategy

•	Adopted business plan in 1999 to deliver long-term shareholder value and weather any real estate cycle

	–	Board regularly evaluates strategy and has made periodic adjustments
	–	Management has clearly communicated strategy each year through annual report, press releases and other means

•	Operate with low corporate debt to minimize risk

•	Manage business with nominal corporate overhead

	–	Running Company with fewer employees than in 2000

Tested & Proven Strategy

•	Cornerstone of strategy is tax-free, 1031 exchanges of low income-producing agricultural land for income properties

	–	Our land has an extremely low book value
	–	Allows us to postpone paying taxes on large gains
	–	Converts our agricultural lands into stable cash flow
	–	Diversifies portfolio geographically and by property type
	–	Rapid reinvestment of sales proceeds
•	An equivalent after-tax return would need to yield 40% greater

Illustration of 1031Exchange Wintergreen wants to abandon the 1031 strategy

The Strategy is Working

•	Strong, stable cash flow and a nearly debt-free balance sheet during an unprecedented real estate downturn
•	Geographically-diversified portfolio of income properties
•	Not required to sell valuable land or properties at deep discounts

– Can continue to be extremely selective

– Hold land until market conditions improve

– Maximizes long term shareholder value

•	Currently paying dividend and repurchasing shares when most other peers are unable to do either

Book Value Per Share Since Inception of Business Plan(1999-2008)

Significantly Outperforming Our Peers

Basic EPS for 2007 & 2008

Wintergreen Has No Plan

•	Wintergreen has not offered a cohesive alternative plan or strategy for operating the Company

•	Prior Wintergreen suggestions would have been very harmful to shareholder value:

	–	Abandoning the Company’s 1031 tax-deferred strategy;

	–	Discontinuing land sales in favor of self-development;

	–	Suspending the quarterly dividend;

	–	Pursuing an aggressive buy-back when stock was in $50s
Wintergreen suggestions would have harmed shareholder value

Independent Board

•	8 of 9 current Board members are independent

	–	10 of 11 will be independent based on Company’s slate

•	Succession planning

	–	Typical separation of Chairman/CEO except for periodic combination to provide for smooth transition and succession

	–	Lead independent director(s) during combined period

•	No employment contracts for any executives

•	Shareholder friendly board and management team

CEO Succession Planning
	Year	President/CEO	Chairman
	1987	D. O’Keeffe	D. Peterson
Overlap of combined Chairman/CEO occurred during transition periods. - 5 out of the past 22 years	1988	D. O’Keeffe	D. Peterson
	1989	D. Peterson	D. Peterson
	March 1990	B. Allen	D. Peterson
	1991	B. Allen	D. Peterson
	1992	B. Allen	D. Peterson
	1993	B. Allen	D. Peterson
	1994	B. Allen	D. Peterson
	1995	B. Allen	D. Peterson
	1996	B. Allen	D. Peterson
	1997	B. Allen	D. Peterson
	April 1998	B. Allen	B. Allen
	1999	B. Allen	B. Allen
	2000	B. McMunn	B. Allen
	2001	B. McMunn	B. Allen
	2002	B. McMunn	B. Allen
	2003	B. McMunn	B. Allen
	2004	B. McMunn	B. Allen
	2005	B. McMunn	B. Allen
	2006	B. McMunn	B. Allen
	2007	B. McMunn	B. Allen
	April 2008	B. McMunn	B. McMunn
	2009	B. McMunn	B. McMunn

The Right Experience is Key

•	Management team has unmatched local knowledge

	–	Expertise and contacts to execute business plan

	–	Experience obtaining necessary entitlements are critical to long-term value creation

•	Board member experience, knowledge and local relationships directly facilitate strategy execution

	–	5 of the 8 independent directors have local experience

•	Board also has considerable “new blood”

	–	6 of 8 independent Directors have been on the Board for 5 years or less

Board Slate Merits Support

(Contested Class III Incumbent Directors)

•	Three experienced and proven independent Directors

– Gerald L. DeGood, Audit Committee Chairman

– James E. Gardner, Compensation Committee Chairman

– William J. Voges, Co-lead Director

•	One experienced new independent Director

– Linda Loomis Shelley (Class I)

•	Two Wintergreen nominees with relevant experience

– John J. Allen (Class III)

– Jeffry B. Fuqua (Class II)

Summary

•	Established strategy has protected CTO and allowed it to outperform peers amidst current recession

•	Independent Board committed to long-term value

•	History of responsiveness to Wintergreen

– Addition of 2 Directors provides appropriate representation

•	Wintergreen has no plan and few specific suggestions

– Past suggestions would have harmed shareholder value

•	Company nominees are strong and deserve support

Wintergreen is entitled to two…not five seats

Q&A www.ctlc.com